OPTION AGREEMENT

THIS AGREEMENT made as of the 5th day of February, 2010.

BETWEEN:

LARRY SOSTAD
an individual, having an address at
818 – 470 Granville Street
Vancouver, BC, Canada V6C 1V5

(the "Optionor")
OF THE FIRST PART

AND:

PENGRAM CORPORATION,
a Nevada corporation having its registered office at
8275 S. Eastern Avenue, Suite 200
Las Vegas, NV 89123

(the "Optionee")
OF THE SECOND PART

WHEREAS:

A. The Optionor is the recorded and beneficial owner of four mineral claims referred to as the “June 1-4 Claims” located in the Alberni Mining Division of British Columbia, Canada.

B. The Optionor has agreed to grant an exclusive option to the Optionee to acquire an interest in and to the mineral claim on the terms and subject to the conditions of this Agreement.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the sum of Ten Dollars ($10.00) now paid by the Optionee to the Optionor (the receipt of which is hereby acknowledged), the parties agree as follows:

1.                DEFINITIONS

1.1               For the purposes of this Agreement the following words and phrases shall have the following meanings, namely:

(a)	"Effective Date” means the date of execution of this Agreement;

(b)

“Mineral Claims” means the mineral claims described in Schedule A to this Agreement, including: (i) any replacement or successor claims; and (ii) all mining leases and other mining interests derived from any such claims;

(c)	"Option" means the option to acquire a 100% undivided interest in and to the Property, subject to the Royalty, as provided in this Agreement;

(d)	"Option Period" means the period from the date of this Agreement to and including the date of exercise or termination of the Option;

(e)	“Option Shares” means the up to 300,000 common shares of the Optionee that may be issued to the Optionor under this Agreement;

(f)	"Property" means the Mineral Claims and the Property Rights;

(g)

"Property Rights" means all licenses, permits, easements, rights-of-way, certificates and other approvals obtained by either of the parties either before or after the date of this Agreement in connection with the Mineral Claims and necessary for the exploration of the Mineral Claims; and

(h)	“Royalty” means a royalty of 2% of net Smelter returns, as defined in Schedule “B” to this Agreement, reserved by the Optionor.

1.2 Unless otherwise noted, all currency references contained in this Agreement shall be deemed to be references to United States funds.

2. GRANT AND EXERCISE OF OPTION

2.1               The Optionor hereby grants to the Optionee the sole and exclusive right and option to acquire a
100% undivided interest in and to the Property, subject to the Royalty, free and clear of all charges, encumbrances and claims on the following terms and subject to the following conditions:

(a)	The Option shall be exercised by the Optionee:

	(i)	paying the Optionor US $3,000 on the Effective Date, the receipt of which is hereby acknowledged by the Optionor;

	(ii)	paying the Optionor US $10,000 on or before the date that is 90 days after the Effective Date;

	(iii)	paying the Optionor US $10,000 and issuing 100,000 shares of the Optionee’s common stock on or before the first anniversary of the Effective Date;

	(iv)	paying the Optionor US $10,000 and issuing 100,000 shares of the Optionee’s common stock on or before the second anniversary of the Effective Date; and

	(v)	paying the Optionor US $10,000 and issuing 100,000 shares of the Optionee’s common stock on or before the third anniversary of the Effective Date;

(b)

Upon exercise of the Option, a 100% undivided right, title and interest in and to the Property, subject to the Royalty, shall vest in the Optionee free and clear of all charges, encumbrances and claims.

3.                  TRANSFER OF TITLE

3.1                Upon execution of this Agreement, the Optionee shall be entitled to record this Agreement against title to the Property.

3.2               Upon exercise of the Option in accordance with Section 2.1, the Optionor shall deliver to the Optionee a duly executed bill of sale or quit claim deed and such other executed documents of transfer as required, in the opinion of the Optionee's lawyers, for the transfer of an undivided 100% interest in the Property, subject to the Royalty, to the Optionee’s wholly owned subsidiary, Clisbako Minerals Inc., a British Columbia corporation having its registered and records office at Suite 950, 650 West Georgia Street, Vancouver, BC, Canada, V6B 4N8.

4.              RIGHT OF ENTRY

4.1           During the Option Period, the Optionee, its servants, agents and workmen and any persons duly authorised by the Optionee, shall have the right of access to and from and to enter upon and take possession of and prospect, explore and develop the Property in such manner as the Optionee in its sole discretion may deem advisable for the purpose of property maintenance and exploration, and shall have the right to remove and ship therefrom ores, minerals, metals, or other products recovered in any manner therefrom.

5.	COVENANTS OF THE OPTIONEE

5.1	The Optionee covenants and agrees that during the term of this Agreement:

	(a)	the Optionee shall keep the Property clear of all liens, encumbrances and other charges;

	(b)	the Optionee shall carry on all operations on the Property in a good and workmanlike manner and in compliance with all applicable governmental regulations and restrictions including but not limited to the posting of any reclamation bonds as may be required by any governmental regulations or regulatory authorities;

	(c)	the Optionee shall pay or cause to be paid any rates, taxes, duties, royalties, workers’ compensation or other assessments or fees levied with respect to its operations thereon;

	(d)	the Optionee shall pay the yearly claim maintenance payments or payment in lieu thereof, as may be necessary to maintain the claims in good standing;

	(e)	the Optionee shall maintain books of account in respect of its expenditures and operations on the Property and, upon reasonable notice, shall make such books available for inspection by representatives of the Optionor;

	(f)	the Optionee shall allow any duly authorised agent or representative of the Optionor to inspect the Property at reasonable times and intervals and upon reasonable notice given to the Optionee;

	(g)	the Optionee shall allow the Optionor access at reasonable times to all maps, reports, sample results and other technical data prepared or obtained by the Optionee in connection with its operations on the Property; and

	(h)	the Optionee shall indemnify and save the Optionor harmless of and from any and all costs, claims, loss and damages whatsoever incidental to or arising out of any work or operations carried out by or on behalf of the Optionee on the Property, including any liability of an environmental nature.

6. REPRESENTATIONS AND WARRANTIES

6.1 The Optionor hereby represents and warrants to the Optionee and covenants with the Optionee that:

	(a)	the Property is in good standing with all regulatory authorities having jurisdictions and all required claim maintenance payments have been made;

	(b)	the Optionor is, and at all times during the term of this Agreement will be, the recorded holder and beneficial owner of all of the Property free and clear of all liens, charges and claims of others and no taxes or rentals are or will be due in respect of any of the mineral claims;

(c)	the Mineral Claims have been duly and validly located and recorded pursuant to the laws of the jurisdiction in which the Property is situate;

(d)

the Property is free and clear of any encumbrances, liens or charges and neither the Optionor nor, to the best of the Optionor’s knowledge, any of his predecessors in interest or title, have done anything whereby the Property may be encumbered;

(e)

the Optionor has the right to enter into this Agreement and to deal with the Property in accordance with the terms of this Agreement, there are no disputes over the title to the Property, and no other party has any interest in the Property or the production therefrom or any right to acquire any such interest;

(f)

there is no litigation, proceeding or investigation pending or threatened against the Assignor or, to the best of the knowledge of the Assignor after due inquiry, the Vendors, the Option Agreement or the Property, nor does the Assignor know, or have any grounds to know after due inquiry, of any basis for any litigation, proceeding or investigation which would affect the Option Agreement or the Property;

(g)

the Option Shares will be “restricted securities” within the meaning of the Securities Act of 1933 (the “Securities Act”) and will be issued to the Optionor in accordance with Regulation S of the Securities Act. Any certificates representing the Option Shares will be endorsed with the following legend in accordance with Regulation S of the Securities Act:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT, AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT PROVIDED BY REGULATION S PROMULGATED UNDER THE SECURITIES ACT. SUCH SECURITIES MAY NOT BE REOFFERED FOR SALE OR RESOLD OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S, PURSUANT TO AN EFFECTIVE REGISTRATION UNDER THE SECURITIES ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT. HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.”

(h)	the Optionor is not a “U.S. Person” as defined by Regulation S of the Securities Act and is not acquiring the Option Shares for the account or benefit of a U.S. Person;

(i)

the Optionor is acquiring the Option Shares for investment purposes, only, with no present intention of dividing its interest with others or reselling or otherwise disposing of any or all of the Option Shares; and

(j)	the Optionor was not in the United States at the time the offer to acquire the Option Shares was received.

6.2 The Optionee hereby represents and warrants that:

(a)

it has full corporate power and authority to enter into this Agreement and the entering into of this Agreement does not conflict with any applicable laws or with its charter documents or any contract or other commitment to which it is party; and

(b) the execution of this Agreement and the performance of its terms have been duly authorised by all necessary corporate actions including the resolution of its board of directors.

7. ASSIGNMENT

7.1               The Optionee may at any time either during the Option Period or thereafter, sell, transfer or otherwise dispose of all or any portion of its interest in and to the Property and this Agreement provided that any purchaser, grantee or transferee of any such interest shall have first delivered to the Optionor its agreement relating to this Agreement and to the Property, containing:

(a)

a covenant to perform all the obligations of the Optionee to be performed under this Agreement in respect of the interest to be acquired by it from the Optionee to the same extent as if this Agreement had been originally executed by such purchaser, grantee or transferee; and

(b)	a provision subjecting any further sale, transfer or other disposition of such interest in the Property and this Agreement or any portion thereof to the restrictions contained in this paragraph (a).

No assignment by the Optionee of any interest less than its entire interest in this Agreement and in the Property shall, as between the Optionee and the Optionor, discharge it from any of its obligations hereunder, but upon the transfer by the Optionee of the entire interest at the time held by it in this Agreement, whether to one or more transferees and whether in one or in a number of successive transfers, the Optionee shall be deemed to be discharged from all obligations hereunder save and except for the fulfilment of contractual commitments accrued due prior to the date on which the Optionee shall have no further interest in this Agreement.

8. CONFIDENTIALITY OF INFORMATION

8.1                Each of the Optionee and the Optionor shall treat all data, reports, records and other information of any nature whatsoever relating to this Agreement and the Property as confidential, except where such information must be disclosed for public disclosure requirements of a public company.

9. TERMINATION

9.1                Until such time as the Option is exercised pursuant to Section 2.1, this Agreement shall terminate upon any of the following events:

(a)	upon the failure of the Optionee to make a payment, incur Exploration Expenditures or issue the Option Shares required by and within the time limits prescribed by Section 2.1;

(b)	in the event that the Optionee, not being at the time in default under any provision of this Agreement, gives 30 day’s written notice to the Optionor of the termination of this Agreement;

(c)

in the event that the Optionee shall fail to comply with any of its obligations hereunder, other than the obligations contained in Section 2.1, and within 30 days of receipt by the Optionee of written notice from the Optionor of such default, the Optionee has not:

(i) cured such default, or commenced proceedings to cure such default andprosecuted same to completion without undue delay; or

(ii) given the Optionor notice that it denies that such default has occurred.

In the event that the Optionee gives notice that it denies that a default has occurred, the Optionee shall not be deemed in default until the matter shall have been determined finally through such means of dispute resolution as such matter has been subjected to by either party.

9.2 Upon termination of this Agreement under Section 9.1, the Optionee shall:

(a)	transfer any interest in title to the Property, if any, in good standing to the Optionor free and clear of all liens, charges, and encumbrances;

(b)

turn over to the Optionor copies of all maps, reports, sample results, contracts and other data and documentation in the possession of the Optionee or, to the extent within the Optionee’s control, in the possession of its agents, employees or independent contractors, in connection with its operations on the Property; and

(c)	ensure that the Property is in a safe condition and complies with all environmental and safety standards imposed by any duly authorised regulatory authority.

9.3               Upon the termination of this Agreement under Paragraph 9.1, the Optionee shall cease to be liable to the Optionor in debt, damages or otherwise save for the performance of those of its obligations which theretofore should have been performed, including those obligations in Section 9.2.

9.4               Upon termination of this Agreement, the Optionee shall vacate the Property within a reasonable time after such termination, but shall have the right of access to the Property for a period of six months thereafter for the purpose of removing its chattels, machinery, equipment and fixtures.

10. FORCE MAJEURE

10.1             The time for performance of any act or making any payment or any expenditure required under this Agreement shall be extended by the period of any delay or inability to perform due to fire, strikes, labour disturbances, riots, civil commotion, wars, acts of God, any present or future law or governmental regulation, any shortages of labour, equipment or materials, or any other cause not reasonably within the control of the party in default, other than lack of finances.

11. NOTICES

11.1             Each notice, demand or other communication required or permitted to be given under this Agreement shall be in writing and shall be delivered, telegraphed or telecopied to such party at the address for such party specified above. The date of receipt of such notice, demand or other communication shall be the date of delivery thereof if delivered or telegraphed or, if given by telecopier, shall be deemed conclusively to be the next business day. Either party may at any time and from time to time notify the other party in writing of a change of address and the new address to which notice shall be given to it thereafter until further change.

12. GENERAL TERMS AND CONDITIONS

12.1             The parties hereto hereby covenant and agree that they will execute such further agreements, conveyances and assurances as may be requisite, or which counsel for the parties may deem necessary to effectually carry out the intent of this Agreement.

12.2              This Agreement shall constitute the entire agreement between the parties with respect to the Property. No representations or inducements have been made save as herein set forth. No changes, alterations or modifications of this Agreement shall be binding upon either party until and unless a memorandum in writing to such effect shall have been signed by all parties hereto. This Agreement shall supersede all previous written, oral or implied understandings between the parties with respect to the matters covered hereby.

12.3              Time shall be of the essence of this Agreement.

12.4              The titles to the sections in this Agreement shall not be deemed to form part of this Agreement but shall be regarded as having been used for convenience of reference only.

12.5              Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision shall be prohibited by or be invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

12.6              The Schedules to this Agreement shall be construed with and as an integral part of this Agreement to the same extent as if they were set forth verbatim herein.

12.7              Defined terms contained in this Agreement shall have the same meanings where used in the Schedules.

12.8              This Agreement shall be governed by and interpreted in accordance with the laws of British Columbia, Canada.

12.9              This Agreement shall be governed by and interpreted in accordance with the laws of British Columbia, Canada.

12.10            This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns.

WITNESS WHEREOF this Agreement has been executed by the parties hereto as of the day and year first above written.

/s/ Larry Sostad
______________________________
LARRY SOSTAD

PENGRAM CORPORATION
by its authorized signatory:

/s/ Richard W. Donaldson
_____________________________
Richard W. Donaldson

SCHEDULE A

MINERAL CLAIM DESCRIPTION

JUNE 1-4 CLAIMS

ALBERNI MINING DIVISION
BRITISH COLUMBIA
CANADA

Description of Claim

Claim Name	Area (Ha)	Claim Number
June 1	25	402860
June 2	25	402861
June 3	25	402863
June 4	25	402864

SCHEDULE B

For the purposes of this Agreement "Net Smelter Returns" shall mean the actual proceeds received from any mint, smelter or other purchaser for the sale of bullion, concentrates or ores produced from the Property and sold, after deducting from such proceeds the following charges to the extent that they are not deducted by the purchaser in computing payment:

(a)	in the case of the sale of bullion, refining charges only;

(b)	in the case of the sale of concentrates, smelting and refining charges, penalties and the cost of transportation of such concentrates from the Property to any smelter or other purchaser; and

(c)

in the case of ores shipped to a purchaser, refining charges for bullion and charges for smelting, refining and the cost of transportation from the mill to any smelter or other purchaser for concentrates.

The Optionee shall have the right to commingle with ore from the Property, ore produced from other properties owned or controlled by the Optionee, provided the Optionee shall adopt and employ reasonable practices and procedures for weighing, sampling and assaying in order to determine the amounts of products derived from, or attributable to, ore mined and produced from the Property. The Optionee shall maintain accurate records of the results of such sampling, weighing and assaying with respect to any ore mined and produced from the Property. The Optionor or its authorized agent shall be permitted the right to examine at all reasonable times such records pertaining to commingling of ores or to the calculations of Net Smelter Returns.